Exhibit 23.4

September 24, 2018

Via email only to:  hadrafall@uhs.com

Universal Hospital Services, Inc.

6625 West 78th Street

Suite 300

Minneapolis, MN  55439

Dear Heidi,

Please be advised that BSI Group America Inc. (“BSI”), in its capacity as a certification body, has certified the Centers of Excellence of Universal Hospital Services, Inc. (“UHS”), evidenced by Certificate number FS 500304 under ISO 13485:2016. As such, BSI hereby consents to reference(s) by Agiliti, Inc. in the Form S-4 Registration Statement (“Registration Statement”), and any amendments thereto, to BSI’s aforesaid certification of UHS. BSI further consents to the inclusion of this consent as an exhibit to the Registration Statement.

Sincerely,

/s/ Stephen H. Sherman
Stephen H. Sherman

Stephen H. Sherman	BSI	Tel: +1.703.437.9000
General Counsel - Americas	12950 Worldgate Drive Suite 800 Herndon, VA 20170	Fax: +1.703.437.9001 steve.sherman@bsigroup.com www.bsiamericas.com